Exhibit 99.1

Barfresh Completes Reverse Stock Split in Connection with Application for

Uplisting to a National Exchange

Company Expects Fourth Quarter 2021 Revenue to Exceed $2 Million; Highest Quarterly Revenue in

Company History

LOS ANGELES, December 29, 2021 (GLOBE NEWSWIRE) — Barfresh Food Group Inc. (the “Company” or “Barfresh”) (OTCQB: BRFH), a provider of frozen, ready-to-blend and ready-to-drink beverages, today announced it completed a reverse stock split of its shares of common stock at a ratio of 1-for-13 (1:13). The Company’s stock will begin trading on a post-split basis on the OTCQB at the open of trading on December 29, 2021 under the temporary trading symbol “BRFHD”. The “D” lettering will be removed within 20 business days if the stock is still trading on the OTCQB, or upon the listing of the Company’s common stock on a National Exchange, whichever comes first. At that time, the Company’s trading symbol will revert back to “BRFH.” The new CUSIP number for the Company’s common stock is 06753220.

The reverse stock split was implemented by the Company in connection with its application to uplist the Company’s common stock on a National Exchange. The reverse stock split is intended to fulfill the stock price requirements for initial listing on a National Exchange.

Riccardo Delle Coste, Chief Executive Officer of Barfresh commented, “We will enter 2022 with more than double the number of schools selling our product and many additional channels including restaurants and military beginning to reorder products. The month of December will be the largest recorded month of sales in our company history and we expect our fourth quarter 2021 to exceed $2 million in revenue. In addition, we are in a very strong financial position with a healthy cash balance and no debt at the end of 2021.”

“We completed our reverse stock split from a position of strength and believe this is one of the final steps before we are approved for an uplist to a National Exchange. We feel an uplisting is a necessary step and will add long-term shareholder value as we garner greater interest in our company from the broader investment community.”

At the effective time of the 1:13 reverse stock split, every thirteen shares of the Company’s issued and outstanding common stock will be automatically converted into one share of issued and outstanding common stock, with any fractional shares rounded up to one whole share. The reverse stock split will reduce the number of shares of the Company’s common stock outstanding from approximately 167.8 million shares to approximately 12.9 million shares. Shareholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the reverse stock split.

About Barfresh Food Group

Barfresh Food Group Inc. (OTCQB: BRFH) is a developer, manufacturer and distributor of ready-to-blend and ready-to-drink beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking, including statements about the Company’s commercial progress, success of its strategic relationship(s), and projections of future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, “continue,” “could,” “may,” “predict,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The contents of this release should be considered in conjunction with the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any warnings, risk factors and cautionary statements contained therein. Furthermore, the Company expressly disclaims any current intention to update publicly any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com